                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               NCR CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                 [LOGO OF NCR]

                         NOTICE OF 2001 ANNUAL MEETING
                              AND PROXY STATEMENT

                                                                  March 7, 2001

Dear NCR Stockholder:

   I am pleased to invite you to attend NCR's 2001 Annual Meeting of Stockholders on Wednesday, April 18, 2001. The meeting will begin promptly at 9:30 a.m. local time in the Auditorium of NCR's World Headquarters Building located at 1700 S. Patterson Boulevard in Dayton, Ohio.

   This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the board operates and gives information about our director candidates. A form of proxy for voting at the meeting and our 2000 annual report to stockholders are included with this booklet.

   I look forward to sharing more information with you about NCR at the annual meeting. If you plan to attend, please complete and return to NCR the meeting reservation request form printed on the back of this booklet.

   Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to vote your proxy as soon as possible so that your stock may be represented at the meeting.

                                          Sincerely,

                                          /s/ Lars Nyberg

                                          Lars Nyberg
                                          Chairman of the Board and
                                          Chief Executive Officer

                            YOUR VOTE IS IMPORTANT

   Stockholders of record (also referred to as "registered stockholders") can vote one of three ways:

      (a) Via the Internet: Visit the web site listed on your proxy card to vote via the Internet.
      (b) By Telephone:     Call the toll-free number listed on your proxy card
                            to vote by phone.
      (c) By Mail:          Mark, sign, date, and mail your proxy card to our
                            transfer agent, American Stock Transfer and Trust
                            Company ("AST"), in the enclosed postage-paid
                            envelope.

   If your shares are held in "street" name in the custody of a bank, broker or other holder of record (referred to as a "nominee"), that means your shares are registered in the name of the nominee. As a result, you will receive voting instructions from your nominee. Some nominees, such as banks and brokers, may offer telephone and/or Internet voting.

                         ELIMINATE DUPLICATE MAILINGS

   The Securities and Exchange Commission's rules currently require us to provide an annual report and proxy statement to all stockholders in connection with our annual meetings of stockholders. If you have more than one account registered in the same name or have the same address as other stockholders, you may discontinue mailings of multiple annual reports and proxy statements. For further information on how to save NCR money in this manner, please see page 1 of the proxy statement and your proxy and voting instruction card or contact your nominee.

                     ELECTRONIC ACCESS TO PROXY MATERIALS

   Most stockholders may view future proxy statements and annual reports over the Internet rather than receiving paper copies in the mail. Please see page 1 of the proxy statement and your proxy and voting instruction card or contact your nominee for further information.

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF NCR CORPORATION
--------------------------------------------------------------------------------

 Time:

   9:30 a.m. Dayton time

 Date:

   Wednesday, April 18, 2001

 Place:

   Auditorium at NCR's World Headquarters Building
   1700 S. Patterson Boulevard
   Dayton, Ohio 45479

 Purpose:

  .  Elect Class B directors to hold office for three-year terms;

  . Approve the appointment of PricewaterhouseCoopers LLP as independent accountants for 2001; and

  . Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

 Other Important Information:

  . Registered stockholders of NCR common stock at the close of business on February 5, 2001, may vote at the meeting.

  . Your shares cannot be voted unless they are represented by proxy or you make other arrangements to have them represented at the meeting. Please vote your shares.

                                        By order of the Board of Directors,

                                        /s/ Laura K. Nyquist

                                        Laura K. Nyquist
                                        Corporate Secretary

March 7, 2001

NCR Corporation
1700 S. Patterson Blvd.
Dayton, Ohio 45479

                                PROXY STATEMENT
-------------------------------------------------------------------------------

GENERAL INFORMATION

   We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of NCR Corporation (which we refer to as "NCR," the "Company," "we," or "us"), for the 2001 Annual Meeting of Stockholders, including any adjournment or postponement. The meeting will be held at 9:30 a.m. Dayton time, on April 18, 2001, in Dayton, Ohio.

   Starting March 7, 2001, we are mailing this proxy statement, together with a form of proxy and voting instruction card ("proxy card") and the Company's annual report for the year ended December 31, 2000, to stockholders entitled to vote at the meeting.

Stockholders Entitled to Vote at the Meeting

   If you are a registered stockholder at the close of business on the record date, February 5, 2001, you are entitled to receive this notice and to vote at the meeting. There were 95,460,726 shares of common stock outstanding on the record date. You will have one vote on each matter properly brought before the meeting for each share of NCR common stock you own.

How to Eliminate Duplicate Mailings

   If you have stock in multiple accounts or have the same address as other registered stockholders, you may receive more than one annual report and proxy statement. If you like, you may reduce the number of reports and statements that you receive in connection with the Company's annual meeting and save the Company the cost of producing and mailing these extra materials.

   To discontinue mailings of multiple annual reports and proxy statements, please mark the designated box on the appropriate proxy card(s). Please make sure that at least one account continues to receive these materials. Eliminating these duplicate mailings will not affect your receipt of future proxy cards for any account. NCR will resume mailing these materials within 30 days if you change your mind and want to receive a separate annual report and proxy statement for any account. To resume the mailing of an annual report and proxy statement to an account or to receive separate copies of such materials, please call the NCR stockholder services number: 1-800-NCR-2303 (1-800-627-
2303).

   If you own NCR common stock beneficially through a nominee (such as a bank or broker) and receive more than one NCR annual report and proxy statement, please consider giving permission to your nominee to eliminate duplicate mailings.

Electronic Access to Proxy Materials and Annual Report

   This proxy statement and NCR's 2000 annual report are available on the fol-lowing Internet sites: http://www.ncr.com/investors/proxy_statement00a.htm (proxy statement) and http://www.ncr.com/investors/annual_report00 (annual report). Most stockholders can elect to view future proxy statements and an-nual reports over the Internet instead of receiving paper copies in the mail.

   If you are a registered stockholder, you can choose this option and save the Company the cost of producing and mailing these documents by following the instructions provided on your proxy card or following the prompt if you choose to vote over the Internet. If you hold your NCR stock in nominee name (such as through a bank or broker), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.

   If you are a registered stockholder and have chosen to view future proxy statements and annual reports over the Internet, you will receive an e-mail with instructions containing the Internet address of those materials approximately six weeks before the annual meeting.

   Stockholders who hold their NCR stock through a nominee (such as a bank or broker) and who elect electronic access will also receive an e-mail containing the Internet address to use to access NCR's proxy statement and annual report.

How to Vote Your Shares

   Your vote is important. Your shares can be voted at the annual meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to vote in advance. If you own your shares in record name, you may cast your vote one of three ways:

  . Vote by Internet: You can choose to vote your shares at any time over the Internet site listed on your proxy card. This site will give you the opportunity to make your selections and confirm that your instructions have been followed. We have designed our Internet voting procedures to authenticate your identity by use of a unique control number found on the enclosed proxy card. If you vote via the Internet, you do not need to return your proxy card.

  . Vote by Telephone: You can also vote by phone at any time by calling the toll-free number (for residents of the U.S. and Canada) listed on your proxy card. To vote, enter the control number listed on your proxy card and follow the simple recorded instructions. If you vote by phone, you do not need to return your proxy card.

  . Vote by Mail: If you choose to vote by mail, simply mark your proxy card, and then date, sign and return it to AST in the postage-paid envelope provided.

   Stockholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

How to Revoke Your Proxy

   You may revoke your proxy at any time before it is voted at the meeting by:

  . properly executing and delivering a later-dated proxy (including a telephone or Internet vote);

  . voting by ballot at the meeting; or

  . sending a written notice of revocation to the inspectors of election in care of the Corporate Secretary of the Company at the address listed above.

Voting at the Annual Meeting

   The method by which you vote will in no way limit your right to vote at the meeting if you later decide to vote in person at the meeting. If you hold your shares in street name, you must obtain a proxy executed in your favor from your nominee (such as a bank or broker) to be able to vote at the meeting.

   Your shares will be voted at the meeting as directed by the instructions on your proxy card, voting instructions or electronic proxy if: (1) you are entitled to vote, (2) your proxy was properly executed, (3) we received your proxy prior to the annual meeting, and (4) you did not revoke your proxy prior to the meeting.

The Board's Recommendations

   If you send a properly executed proxy without specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors:

  . FOR the election of the nominated slate of directors (see pages 5 to 6);
    and

  . FOR the approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001 (see page 9).

Voting Shares Held in Employee Savings Plans

   If you are a participant in the NCR Savings Plan, your proxy includes any NCR common stock allocated to your plan account. The trustee of this plan will vote the number of shares allocated to your account according to your instructions. If you do not vote your shares in the NCR Savings Plan as instructed above, the trustee will vote those shares in accordance with the terms of the plan.

   As you probably know, NCR was previously a wholly-owned subsidiary of AT&T Corp. ("AT&T") from 1991 until the end of 1996. On December 31, 1996, AT&T distributed all of its shares of NCR common stock to AT&T's stockholders, and NCR became a publicly-traded company. We refer to this transaction as the "spinoff." As a result of the spinoff, you may hold shares of NCR common stock through other companies' savings plans. If so, you may receive separate voting instructions and materials from those plans' administrators and your shares will be voted in accordance with the terms of those plans. Please sign and return those instructions promptly to be sure those shares are represented at the annual meeting.

Voting Shares Held Under NCR's Direct Stock Purchase and Sale Plan

   If you are a participant in the Direct Stock Purchase and Sale Plan (the "DSPP") administered by AST for NCR, your proxy includes the NCR common stock held in your DSPP account. AST, as the DSPP administrator, is the stockholder of record of that plan and will not vote those shares unless you provide it with instructions, which you may do over the Internet, by telephone, or by mail using your proxy card.

Votes Required to Approve Each Item

   The presence at the meeting (in person or by proxy) of the holders of at least a majority of the shares outstanding on the record date, February 5, 2001, is necessary to have a quorum allowing us to conduct business at the meeting.

   The following votes are required to approve each item of business at the meeting:

  . Election of Directors: A majority of the votes cast at the meeting (in person or by proxy) is required to approve the election of the directors (Item 1).

  . Other Items: A majority of the votes cast at the meeting (in person or by proxy) is required to approve other items of business (Item 2 and any other business).

   Broker "no-votes" and abstentions have no effect on the outcome of the vote for the election of directors or any other items. Broker "no-votes" occur when a nominee (such as a bank or broker) returns a proxy, but does not have the authority to vote on a particular proposal because it has not received voting instructions from the beneficial owner.

Annual Meeting Admission

   You may attend the meeting if you are a registered stockholder, a proxy for a registered stockholder, or a beneficial owner of NCR common stock with evidence of ownership. If you plan to attend the meeting in person, please complete and return to NCR's Corporate Secretary the meeting reservation request form printed on the back of this booklet. If you are not a registered stockholder, please include evidence of your ownership of NCR stock with the form (such as an account statement showing you own NCR stock as of the record date). If you do not have a reservation for the meeting, you may still attend if we can verify your stock ownership at the meeting.

   We will include the results of the meeting in NCR's next quarterly report filed with the Securities and Exchange Commission ("SEC"). You may also find information on how to obtain a full transcript of the meeting in that quarterly report or by writing to NCR's Corporate Secretary at NCR Corporation, 1700 South Patterson Blvd., Dayton, Ohio 45479.

                                STOCK OWNERSHIP
-------------------------------------------------------------------------------

Ownership by Officers and Directors

   This table shows the NCR common stock beneficially owned by each executive officer named in the Summary Compensation Table found on page 13 and each non-employee director as of December 31, 2000. As of that date, Mr. Nyberg beneficially owned 1.3% of NCR common stock, and the directors and executive officers as a group beneficially owned 2.7%. No other individual director or executive officer beneficially owned 1% or more of NCR stock.

                                                    Total Shares Shares Covered
                                                    Beneficially by Exercisable
Name                                                  Owned(1)     Options(2)
----                                                ------------ --------------
Lars Nyberg, Director and Officer..................  1,233,725     1,111,388
William Amelio, Officer............................    110,531             0
David Bearman, Officer.............................    184,563       139,584
David Bohnett, Director (3)........................      8,555             0
Tony Fano, Officer.................................    210,532       200,604
David Holmes, Director (4).........................     17,268        15,473
Mark Hurd, Officer.................................    161,471       105,517
Linda Fayne Levinson, Director (4).................     17,463        15,473
James Long, Director (4)...........................     15,928        11,000
Ronald Mitsch, Director (4)........................     17,268        15,473
C.K. Prahalad, Director............................     19,495        15,473
James Robbins, Director (4)(5).....................     18,568        15,473
William Stavropoulos, Director (4).................     18,268        15,473
Directors and Executive Officers as a Group (19
 persons)..........................................  2,598,839     2,189,016

--------
(1) Some of NCR's executive officers and directors own fractional shares of NCR stock. For purposes of this table, all fractional shares have been rounded to the nearest whole number.
(2) Of the total number of shares of NCR stock beneficially owned by the Company's executive officers and directors, this column shows those shares the officers and directors have the right to acquire through stock option exercises within 60 days after December 31, 2000. The Company's executive officers and directors do not beneficially own any shares which may be acquired within 60 days of December 31, 2000, pursuant to vested restricted stock units.
(3) Mr. Bohnett has chosen not to stand for reelection as a director of NCR at the 2001 annual meeting.
(4) Upon election to the board, each director received an initial grant of NCR common stock with a value of $60,000 at the time of grant and was given the opportunity to defer immediate receipt of the grant. Certain directors elected to defer receipt of this grant. This table includes units based on NCR common stock equivalents for such directors as follows: (1) for Messrs. Holmes, Mitsch, and Robbins and Ms. Levinson, 1,795 units, and (2) 1,928 units for Mr. Long. These units are held in deferred stock accounts as set forth below under the caption "Compensation of Directors." These deferred stock accounts are paid in stock. In addition, some directors have also elected to receive some or all of their annual retainer as deferred NCR common stock equivalents. As a result of this election, these directors each received the following number of stock units in deferred stock accounts: Mr. Holmes (3,129 units); Mr. Long (1,652 units); Dr. Mitsch (2,359 units); Mr. Robbins (3,129 units); and Mr. Stavropoulos (3,129 units). These deferred stock accounts are paid in either cash or stock, as elected by the director. The table does not include the deferred retainer amounts held in these deferred stock accounts.
(5) Includes 300 shares held by Mr. Robbins' children for which he disclaims any beneficial interest.

Other Beneficial Owners of NCR Stock

   As of December 31, 2000, to the Company's knowledge, the following persons beneficially owned more than 5% of the Company's outstanding stock. The percentage of stock owned by such holders is based on the total outstanding shares of stock as of December 31, 2000.

                                                                         Percent
                                                            Total Number   of
Name and Address of Beneficial Owner                         of Shares    Class
------------------------------------                        ------------ -------
Dodge & Cox................................................ 7,245,920(1)  7.6%
One Sansome Street, 35th Floor
San Francisco, California 94104

David L. Cohen and Harold J. Levy.......................... 5,304,798(2)  5.6%
c/o Iridian Asset Management LLC
276 Post Road West
Westport, Connecticut 06880-4704

J.P. Morgan Chase & Co..................................... 5,296,779(3)  5.6%
270 Park Avenue
New York, New York 10017

----------------
(1) Based on the Schedule 13G/A, dated February 14, 2001, filed by Dodge & Cox with the SEC. According to this filing, Dodge & Cox, as an investment adviser, has sole power to dispose or direct the disposition ("dispositive power") of all of these shares, has sole power to vote or direct the vote ("voting power") over 6,747,839 shares, and has shared voting power over 60,400 shares.

(2) Based on the Schedule 13G/A, dated February 7, 2001, filed with the SEC by David L. Cohen, Harold J. Levy, Iridian Asset Management LLC ("Iridian"), and other members of the Iridian group of companies and funds that are owned or controlled by Messrs. Cohen and Levy. According to this filing, Iridian has shared voting and shared dispositive power over 4,957,198 shares of NCR common stock. In addition, Messrs. Cohen and Levy are employees of Arnhold & S. Bleichroeder Advisers, Inc., the investment adviser to First Eagle Fund of America, an open-end non-diversified mutual fund. Messrs. Cohen and Levy have voting and dispositive power over the 255,600 shares of NCR common stock held by First Eagle.

(3) Based on the Schedule 13G, dated February 12, 2001, filed with the SEC by J.P. Morgan Chase & Co. ("JP Morgan") on its own behalf and on behalf of its wholly-owned subsidiaries, The Chase Manhattan Bank, Morgan Guaranty Trust Co. of New York and J.P. Morgan Investment Management, Inc. According to this filing, JP Morgan has sole voting power over 4,305,156 shares, shared voting power over 82,619 shares, sole dispositive power over 5,092,257 shares, and shared dispositive power over 60,796 shares of NCR common stock.

-------------------------------------------------------------------------------
                       ELECTION OF TWO CLASS B DIRECTORS
                            (Item 1 on Proxy Card)
-------------------------------------------------------------------------------
   The Board of Directors is currently divided into three classes. Directors hold office for staggered terms of three years (or less if they are filling a vacancy) and until their successors are elected and qualified. One of the three classes is elected each year to succeed the directors whose terms are expiring. Class B directors will be elected at the annual meeting to serve for a term expiring at the annual meeting in the year 2004. The terms for the directors in Class C will expire in 2002. The Class A directors' terms will expire in 2003.

   In January 2001, the Board of Directors fixed the number of directors on the board at eight members and set the number of Class B directors at two members.

   Proxies solicited by the board will be voted for the election of the nominees, unless you withhold your vote on your proxy. The board has no reason to believe that these nominees will be unable to serve.

However, if either one of them should become unavailable, the board may reduce the size of the board or designate a substitute nominee. If the board designates a substitute, shares represented by proxies will be voted for the substitute nominee.

The board recommends that you vote FOR each of the following nominees for election as a director.

Class B--Nominees for Terms Expiring in 2004:

   NCR's Board of Directors has proposed the following nominees for election as Class B directors at the annual meeting. Both of the nominees have consented to serve a three-year term.

  Linda Fayne Levinson, 59, has been a partner with GRP, a private equity investment fund investing in start-up and early-stage retail and electronic commerce companies, since 1997. From 1994 to 1999, she was also President of Fayne Levinson Associates, an independent consulting firm. In 1993, Ms. Levinson was an executive with Creative Artists Agency Inc. From 1989 to 1992, she was a partner in the merchant banking operations of Alfred Checchi Associates, Inc. She is also a director of Administaff, Inc., Jacobs Engineering Group Inc., 24/7 Media, Inc., LastMinute.com plc, GoTo.com, Inc., and CyberSource Corporation. Ms. Levinson became a director of NCR on January 1, 1997.

  James R. Long, 58, was appointed Executive Vice President of Nortel Networks Corp. in 1996 and served as President of its Enterprise Networks business from 1998 until December 31, 1999, when he retired. Mr. Long had worldwide responsibility for development, manufacturing, sales and marketing of Nortel's portfolio of voice communication products and related solutions designed for enterprise customers. Prior to 1998, he held positions as President of Nortel World Trade, Group Executive Asia, and Corporate Vice President of Quality. Before joining Nortel, Mr. Long spent 25 years with IBM Corporation in a variety of sales, marketing, and management capacities. Mr. Long is a director of 3Com Corporation, Cypress Semiconductor Corporation and Symon Communications, Inc. He became a director of NCR on October 16, 1998.

Directors Whose Terms of Office Continue

   The individuals listed below are currently serving as directors.

Class C--Terms Expiring in 2002:

  Ronald A. Mitsch, 66, was the Vice Chairman and Executive Vice President of Minnesota Mining and Manufacturing Company ("3M"), a global, diversified manufacturing company, from 1995 until November 1998. Dr. Mitsch was also 3M's Executive Vice President, Industrial and Consumer Markets and Corporate Services, from 1991 until November 1998. Dr. Mitsch was a director of 3M until May 1999. He currently serves as a director of Lubrizol Corporation, Material Sciences Corporation, WTC Industries, Inc., and Dandy Corporation. He became a director of NCR on January 1, 1997.

  C.K. Prahalad, 59, has been Chairman of PRAJA, Inc., a software company located in San Diego, California, since May 2000. Mr. Prahalad is on a two-year leave of absence from The University of Michigan, where he is the Harvey Freuhauf Professor of Business Administration. Mr. Prahalad is a nationally recognized specialist in corporate strategy and the role of top management in large, diversified, multi-national corporations. Since completing his D.B.A. at Harvard University, he has been a visiting research fellow at Harvard, a professor at the Indian Institute of Management and a visiting professor at the European Institute of Business Administration. He is also a director of OIS Optical Imaging Systems, Inc. and became a director of NCR on January 1, 1997.

  William S. Stavropoulos, 61, has served as Chairman of the Board of Directors and Chairman of the Executive Committee of The Dow Chemical Co., a chemical and plastics producer, since 1995. From 1995 until November 2000, he was also the President and Chief Executive Officer of Dow Chemical. Mr. Stavropoulos was named President of Dow Chemical in 1993, and was its Chief Operating Officer from 1993 to 1995. He is also a director of Dow Corning Corporation, BellSouth Corporation and Chemical Financial Corporation, and a member of the Advisory Board to the Fidelity Group of Funds. Mr. Stavropoulos became a director of NCR on January 1, 1997.

Class A--Terms Expiring in 2003:

  Lars Nyberg, 49, has been Chairman, Chief Executive Officer, and President of NCR since June 1, 1995. Before joining NCR, from 1993 to 1995, Mr. Nyberg was Chairman and Chief Executive Officer of the Communications Division for Philips Electronics NV, an electronics and electrical products company. He also served as a member of the Philips Group Management Committee during that time. In 1992, Mr. Nyberg was appointed Managing Director, Philips Consumer Electronics Division. From 1990 to 1992, he was Chairman and Chief Executive Officer of Philips Computer Division. Mr. Nyberg is a director of Sandvik AB based in Sweden. He became a director of NCR in 1995.

  David R. Holmes, 60, has been Chairman since 1990 of The Reynolds and Reynolds Company. Mr. Holmes also served as its Chief Executive Officer from 1989 to November 2000, and its President from 1989 to May 1999. He joined Reynolds and Reynolds, a provider of information management systems and services to the automotive and general business markets, in 1984 as Senior Vice President of its Computer Systems Division. Mr. Holmes is a director of The Dayton Power & Light Company. He became a director of NCR on January 1, 1997.

  James O. Robbins, 58, has served as President and Chief Executive Officer of Cox Communications, Inc., a broadband communications company, since 1994. He was President of the Cable Division of Cox Enterprises, Inc., from 1985 to 1994. Before joining Cox in 1983, he was Senior Vice President of Operations, Western Region, for Viacom Communications, Inc. Mr. Robbins is a director of Cox Communications, Inc., and serves on the Advisory Board of Forstmann Little and Co. He became a director of NCR on January 1, 1997.

The Board of Directors

   The Board of Directors oversees the overall performance of the Company on your behalf. Members of the board stay informed of the Company's business through discussions with the Chairman and other members of management and staff, by reviewing materials provided to them, and by participating in board and committee meetings. The board met 5 times last year and held 16 committee meetings. Each of the directors attended more than 75% of the aggregate of total board meetings and committee meetings for the committee on which he or she served in 2000, except for Dr. Mitsch and Messrs. Prahalad and Stavropoulos.

Committees of the Board

   NCR's Board of Directors has four committees: the Audit and Finance Committee, the Compensation Committee, the Committee on Directors, and the Executive Committee.

   Audit and Finance Committee: This committee meets with management to review the adequacy of the Company's financial, accounting and reporting control processes as well as the scope and results of audits performed by NCR's independent accountants and internal auditors. In addition, the Audit and Finance Committee serves as the principal agent of the board in assuring the independence of the Company's independent accountants. The committee also:

  . reviews treasury matters such as NCR's financial condition and capital structure, pension and profit sharing plans, and NCR's risk management practices;

  . reviews NCR's capital appropriation plans and other significant investing activities; and

  . recommends the appointment of the Company's independent accountants to the board.

   A more detailed discussion of the committee's mission, composition, meetings and responsibilities as it pertains to its audit functions is contained in its Audit Charter, which was adopted by the Board of Directors. A copy of the Audit Charter is attached hereto as Appendix A. Because NCR is a public company, the committee is required to have a written audit charter that must be filed as an appendix to the Company's proxy statement once every three years.

   Compensation Committee: This committee reviews and approves NCR's compensation philosophy and programs covering executive officers and key management employees as well as the competitiveness of NCR's total executive officer compensation practices. The committee also:

  . reviews the performance levels of NCR's executive officers;

  . determines base salaries and equity and incentive awards for NCR's executive officers;

  . makes recommendations to the board concerning the directors' compensation;

  . reviews NCR's executive compensation plans;

  . reviews management's proposals to make significant organizational changes or significant changes to existing executive officer compensation plans; and

  . oversees NCR's plans for management succession.

   Committee on Directors: This committee establishes procedures for the selection, retention and performance evaluation of directors; reviews board governance procedures; and reviews the Company's ethics and compliance program. The committee also reviews the composition of NCR's Board of Directors and the qualifications of persons identified as prospective directors, recommends the candidates to be nominated for election as directors, and, in the event of a vacancy on the board, recommends any successors. The Committee on Directors recommended this year's director nominations at its January 2001 meeting.

   Executive Committee: This committee has the authority to exercise all powers of the full Board of Directors, except that it does not have the power, among other things, to declare dividends, issue stock, amend the Bylaws when the Board is not in session, recommend to the stockholders any action that requires stockholder approval, or approve any merger or share exchange which requires stockholder approval. This committee meets between regular board meetings if urgent action is required.

                          Board Committee Membership

                                                          Audit and
                                   Executive Compensation  Finance  Committee on
  Name                             Committee  Committee   Committee  Directors
--------------------------------------------------------------------------------
  Lars Nyberg.....................      X*                                X
  David Bohnett(1)................                 X
  David Holmes....................                             X
  Linda Fayne Levinson............                 X                      X*
  James Long......................                 X
  Ronald Mitsch...................      X                      X          X
  C.K. Prahalad...................      X                      X
  James Robbins...................                 X*
  William Stavropoulos............      X                      X*         X
  Number of meetings in 2000......      3          6           5          2

*Chair
(1) Mr. Bohnett has chosen not to stand for reelection as a director of NCR at the 2001 annual meeting.

Compensation of Directors

   Mr. Nyberg does not receive any extra pay for serving as a director on NCR's board. Each of NCR's non-employee directors receives an annual retainer of $30,000. The annual retainer for outside directors is payable for the year beginning on the date of NCR's annual meeting and ending on the day before the next such meeting. The retainer is payable quarterly in equal installments as long as the director is still serving on NCR's board. If a director resigns or is terminated, he or she will forfeit any future installments of the annual retainer.

   The directors may elect to receive all or a portion of their annual retainer in NCR stock instead of cash. In addition, the directors may choose to defer receipt of this stock (a) until he or she resigns or is no longer a director, (b) until five or ten years after it is payable, or (c) in one to five equal annual installments, beginning either the year after the retainer is earned, or the year following the date of termination as a director.

   The Company maintains stock unit accounts based on NCR stock for deferred stock payments.

Dividend payments on NCR stock equivalents, if any, will be reinvested in additional deferred stock units. Deferred stock payments may be paid in cash or in stock. A director who leaves the board prior to the date of payment of deferred stock units may elect, prior to termination, to convert the deferred stock units to a deferred cash account.

   Upon joining the board, each of the non-employee directors receives an initial grant of NCR common stock with a value that is currently based on competitive analogs. These directors have the option of receiving this stock immediately or deferring receipt in the same manner available for deferring their annual retainer; however, these deferred stock accounts are paid only in stock. If deferred, a stock unit account is maintained for each participating director.



   In addition, NCR also pays a portion of director compensation in stock options. Each non-employee director receives stock option grants effective on the date of the annual meeting. The options have an exercise price of the fair market value of the stock on the grant date and are fully vested on the grant date. In 2000, the non-employee directors received options for 6,000 shares of NCR common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

   All executive officers and directors of the Company timely filed the reports required under Section 16(a) of the Securities Exchange Act of 1934, as amended, during 2000, except that one Form 4 reporting a single transaction was filed late for each of Messrs. Nyberg, Cronin, Davis, Eisenman, Fano, Hoak, and Taylor.

-------------------------------------------------------------------------------
               DIRECTORS' PROPOSAL TO APPROVE THE APPOINTMENT OF
                          PRICEWATERHOUSECOOPERS LLP
               AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2001
                            (Item 2 on Proxy Card)
-------------------------------------------------------------------------------

   Upon the recommendation of the Audit and Finance Committee, which is composed entirely of independent directors, the board appointed
PricewaterhouseCoopers LLP as NCR's independent accountants for 2001. The board engaged PricewaterhouseCoopers to audit NCR's consolidated financial statements and to perform certain other non-audit services.

   Audit Fees. The aggregate fees billed by PricewaterhouseCoopers for professional services required for the audit of the Company's annual financial statements for fiscal 2000 and the reviews of the interim financial statements included in the Company's Forms 10-Q for that year were approximately $2.8 million.

   All Other Fees. The aggregate fees billed for additional services rendered by PricewaterhouseCoopers in fiscal 2000, other than the services described above, were approximately $5.2 million. In engaging PricewaterhouseCoopers for these additional services, the Audit and Finance Committee considered whether the provision of these services was compatible with maintaining PricewaterhouseCoopers' independence.

   PricewaterhouseCoopers has been the Company's independent accounting firm for many years and is a leader in providing audit services to the high technology industry. Given PricewaterhouseCoopers' experience, global presence, and quality audit work in serving the Company, the board believes they are qualified to serve as NCR's independent accountants. The board is asking you to approve this appointment.

   PricewaterhouseCoopers representatives will be at the annual meeting to answer questions and they may also make a statement.

   The board recommends that you vote FOR this proposal. If the stockholders do not approve this proposal, the Audit and Finance Committee and the Board of Directors may, but are not required to, reconsider the appointment. Proxies solicited by the Board of Directors will be voted FOR this proposal, unless you specify otherwise in your proxy.

   The following performance graph and reports of the board's Compensation and Audit and Finance Committees shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference into such filing.

                               PERFORMANCE GRAPH
-------------------------------------------------------------------------------

   The following graph compares the relative investment performance of NCR stock, the Standard & Poor's 500 Stock Index, and the Standard & Poor's Technology Sector Index. This graph covers the period of time from the spinoff of NCR from AT&T on December 31, 1996, through December 31, 2000.

                              [PERFORMANCE GRAPH]

                                    12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
                                    -------- -------- -------- -------- --------
NCR................................ $100.00  $ 82.71  $124.16  $112.64  $146.09
S&P 500 ........................... $100.00  $133.37  $171.48  $207.56  $188.66
S&P Technology Sector.............. $100.00  $126.04  $217.99  $381.91  $229.27

--------
(1) In each case, assumes a $100 investment on December 31, 1996, and reinvestment of all dividends, if any.
(2) Upon the spinoff of NCR from AT&T on December 31, 1996, NCR's stock was trading on the New York Stock Exchange on a when-issued basis. On January 2, 1997, NCR stock began open public trading on the New York Stock Exchange.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------------------------------

   The Compensation Committee of the Board of Directors, which consists entirely of independent outside directors (the "Committee"), reviews and approves the Company's total compensation philosophy and programs covering executive officers and key management employees. The Committee reviews the performance levels of executive officers and determines the annual base salaries and both cash and equity incentive awards to be paid.

Guiding Principles

   The Company's compensation and benefit programs are designed to attract and retain the best people in the industry. These programs are also intended to recognize corporate, business unit, individual, and team performance through the use of incentives, including equity-based incentives, that reward for the creation of stockholder value and the achievement of key financial, strategic, individual, and team objectives.

Compensation Philosophy

   The Committee relates total compensation levels for the Company's executive officers to the total compensation paid to similarly situated executives of a peer group of companies (the "Peer Group") with which the Company competes for customers and executive talent. To form a basis of comparison, NCR selects the Peer Group under an outside consulting firm's counsel. The Peer Group consists of corporations with similar size and performance characteristics, including industry and technology emphasis. Some of these companies are also included in the S&P Technology Sector Index found under the caption "Performance Graph" above.

   Total compensation is targeted to approximate the median of the Peer Group. However, because of the performance-oriented nature of the incentive programs, total compensation may exceed market norms when the Company's targeted performance goals are exceeded. Likewise, total compensation may lag the market when performance goals are not achieved.

   The Committee will also review the Company's longer term performance as compared to the average performance of the Peer Group, and take such relative performance into account in determining future compensation levels where appropriate.

   The key components of the compensation program for executive officers are base salary, annual incentive compensation, and long-term incentives.

Base Salary

   Salaries for executive officers are determined by the Committee annually, based on review of each executive's level of responsibility, experience, expertise, and sustained corporate, business unit, and individual performance.

Annual Incentive Compensation

   Executive officers participate in the NCR Management Incentive Plan for Executive Officers and are eligible to receive annual cash incentive awards if certain specified objectives are met. Awards for 2000 were based on financial measures of net income, operating income, operating income after capital charge and revenue growth, as well as discretionary objectives that varied by work groups. These measures were weighted depending upon the executive officer's area of responsibility. The achievement of compensation revenue and profit objectives were not met for 2000.

Long-Term Incentives

   Long-term incentives for 2000 consisted of stock option grants under the NCR Management Stock Plan. The Committee believes that this type of incentive compensation aligns management's interests with the interests of stockholders.

   Each executive officer is eligible to receive an annual grant of stock options with an exercise price equal to the fair market value of the stock on the grant date. These awards are granted as a part of the executive's total compensation and reviewed accordingly with our Peer Group market results.

Compensation of Chairman and Chief Executive Officer

   Mr. Nyberg participates in the same executive compensation plans that cover the other executive officers, determined according to the same compensation philosophy and principles. For 2000, Mr. Nyberg's annual incentive award under the NCR Management Incentive Plan was based on NCR's performance against the following measures: net income, operating income after capital charge and revenue growth, with a discretionary component tied to achievement of personal objectives. Mr. Nyberg's 2000 award under this plan was based on the Company not meeting its profit or revenue objectives. Mr. Nyberg's stock option award was established based on a review of competitive market data.

Policy on Qualifying Compensation for Deductibility

   The Company's policy with respect to the deductibility limit of Section 162(m) of the Internal Revenue Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interests of the Company and its stockholders. However, the Company reserves the right to authorize the payment of nondeductible compensation if it deems that is appropriate.

Dated: January 17, 2001

                                                    The Compensation Committee:

                                                        James O. Robbins, Chair
                                                        David Bohnett
                                                        Linda Fayne Levinson
                                                        James R. Long

                   BOARD AUDIT AND FINANCE COMMITTEE REPORT
-------------------------------------------------------------------------------

   The Audit and Finance Committee (the "Committee") consists of four directors, each of whom is independent as defined in the listing standards of the New York Stock Exchange. A brief description of the responsibilities of the Committee is set forth above under the caption "Committees of the Board," and a copy of the Committee's Audit Charter is attached hereto as Appendix A.

   The Committee has reviewed and discussed the Company's audited financial statements for fiscal 2000 with management of the Company. The Committee has discussed with PricewaterhouseCoopers, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards). The Committee also has received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers its independence.

   Based on the review and the discussions referred to above, the Committee recommended to the board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Dated: January 17, 2001

                                               The Audit and Finance Committee:

                                                 William S. Stavropoulos, Chair
                                                 David R. Holmes
                                                 Ronald A. Mitsch
                                                 C.K. Prahalad

                            EXECUTIVE COMPENSATION
-------------------------------------------------------------------------------
   The following tables present certain compensation information for our Chairman and Chief Executive Officer and for the Company's most highly compensated executive officers who held these positions during the year ended December 31, 2000. Each of these five individuals is sometimes referred to as a "Named Executive."

Summary Compensation Table

                                    Annual Compensation         Long-Term Compensation
                         ----------------------------------------------------------------------------
                                                                 Awards(1)               Payouts
                                            ---------------------------------------------
                                                    Other                 Securities                  All
                                                   Annual  Restricted     Underlying                 Other
                                                   Compen-   Stock         Options/        LTIP     Compen-
         Name and                 Salary    Bonus  sation    Awards          SARs        Payouts    sation
    Principal Position      Year    ($)      ($)    $(1)      $(2)           #(3)          ($)       $(4)
------------------------------------------------------------------------------------------------------------
  Lars Nyberg
   Chairman of the Board,   2000 1,033,846 418,243  7,166          0       280,000(3a)     --        110,273
   Chief Executive          1999   994,154 477,700 62,998          0       350,000(3b)     --      5,982,453
   Officer,
   and President            1998   991,888 665,704 78,836          0       154,515(3c)     --        523,532
------------------------------------------------------------------------------------------------------------
  William Amelio
   Executive Vice           2000   323,077 560,000 57,633  4,100,000(2a)   442,123(3d)     --        200,000
   President
   and Chief Operating      1999       --      --     --         --            --          --            --
   Officer, Retail and      1998       --      --     --         --            --          --            --
   Financial Group(5)
------------------------------------------------------------------------------------------------------------
  David Bearman
   Senior Vice President    2000   432,077  98,438  4,066          0        60,000(3a)     --          6,563
   and Chief Financial      1999   413,538 144,206  2,940          0        52,500(3b)     --          6,250
   Officer(6)               1998   129,231  55,667 29,900  2,000,000(2b)   126,876(3e)     --        300,000
------------------------------------------------------------------------------------------------------------
  Tony Fano                 2000   413,538  47,427  4,667          0        60,000(3a)     --          3,816
   Senior Vice President,   1999   367,224 275,040  4,500          0        45,000(3b)     --          4,676
   Retail Solutions         1998   332,416 208,802  4,888          0        26,667(3c)     --          4,651
   Division
------------------------------------------------------------------------------------------------------------
  Mark Hurd
   Executive Vice           2000   416,923 336,479  4,502  1,954,690(2c)   125,000(3a)     --          6,563
   President
   and Chief Operating      1999   348,846 252,597  5,159          0        90,000(3b)     --          6,250
   Officer,
   Teradata Division(7)     1998   262,893  63,332  4,565     35,895(2d)    16,500(3c)     --          6,052

--------
(1) Amounts shown include (a) tax payment reimbursements, and (b) the value of certain personal benefits and perquisites, including relocation reimbursements of $53,430 to Mr. Amelio in 2000 and $29,900 to Mr. Bearman in 1998. In accordance with SEC rules, perquisites and personal benefits have been omitted when such compensation is the lesser of $50,000 or 10% of the Named Executive's salary and bonus for that year.
(2) Amounts shown represent the dollar value of any restricted stock awards on the date originally granted. Certain restricted stock awards were granted in 2000 and 1998 under the NCR Management Stock Plan. These awards are described in further detail in notes 2(a) through 2(d) below.
    On December 31, 2000, the aggregate value of the unvested restricted stock awards granted to each of the Named Executives (including any NCR replacement awards for AT&T restricted stock awards that were converted at spinoff) was as follows: Mr. Nyberg, 3,921 shares ($192,619); Mr. Amelio, 110,531 shares ($5,429,835); Mr. Bearman, 38,741 shares ($1,903,152); Mr.
    Fano, 0 shares ($0); and Mr. Hurd, 54,248 shares ($2,664,933). These amounts are based on a stock price of $49.125 per share as of December 31, 2000.
(a) In July 2000, NCR granted Mr. Amelio a special award of 110,531 restricted shares of NCR stock under the terms of an offer letter, dated June 20, 2000, from NCR to Mr. Amelio, described more fully below under the caption "Employment Agreements and Change in Control Arrangements." In general, this award will vest in three equal annual installments ending July 2003, provided Mr. Amelio is still employed by NCR on such dates. The award will also vest immediately if he is terminated involuntarily other than for cause and a guaranteed number of shares will vest if he voluntarily terminates his employment as described in more detail below. Dividends, if any, on such shares are reinvested in additional shares of restricted stock.
(b) In September 1998, NCR granted Mr. Bearman a special award of 77,482 restricted shares of NCR stock under the terms of an offer letter, dated August 5, 1998, from NCR to Mr. Bearman, described more fully below under the caption "Employment Agreements and Change in Control Arrangements." This award will vest in four equal annual installments ending September 1, 2002, provided Mr. Bearman is still employed by NCR on such dates; except that the award will vest immediately if Mr. Bearman's employment with the Company is terminated involuntarily other than for cause. Dividends, if any, on such shares are reinvested in additional shares of restricted stock.
(c) In September 2000, Mr. Hurd received a special award of 50,000 restricted shares of NCR stock under the NCR Management Stock Plan. This award will vest in full on September 7, 2002, provided Mr. Hurd is still employed by NCR on such date.
(d) In February 1998, Mr. Hurd received 1,125 restricted shares of NCR common stock under one of NCR's supplemental retirement plans (referred to below as the "Officer Plan II" under the caption "Pension Plans"). Dividends, if any, on any shares granted under the Officer Plan II are reinvested in additional shares of restricted stock. This award vests at age 55 provided Mr. Hurd is still employed by NCR as of that date, and becomes freely transferable at age 62.
(3) Amounts shown represent the aggregate number of shares of NCR common stock underlying the options on the dates originally granted.
(a) On February 3, 2000, NCR's Compensation Committee granted these Named Executives management stock options under the NCR Management Stock Plan. Also under this plan, on September 7, 2000, the Compensation Committee granted Mr. Hurd options for 50,000 shares as a special retention award.
(b) On January 4, 1999, NCR's Compensation Committee granted these Named Executives management stock options under the NCR Management Stock Plan. Also under this plan, on July 15, 1999, the Compensation Committee granted Mr. Nyberg and Mr. Hurd options for 200,000 and 50,000 shares, respectively.
(c) On February 18, 1998, NCR's Compensation Committee granted these Named Executives management stock options under the NCR Management Stock Plan. In addition, on December 17, 1998, this committee also granted Mr. Nyberg options for 75,000 shares of NCR stock under the NCR Management Stock Plan.
(d) On July 10, 2000, the Compensation Committee granted Mr. Amelio options for 442,123 shares of NCR common stock under the terms of the June 20, 2000 offer letter he received from NCR.
(e) On September 1, 1998, the Compensation Committee granted Mr. Bearman options for 126,876 shares of NCR common stock under the terms of the August 5, 1998 offer letter he received from NCR.
(4) The Company provides the Named Executives with certain group life, health, medical, and other non-cash benefits generally available to all salaried employees and not included in this column in accordance with the SEC's rules. The amounts shown in this column for the last fiscal year include the following:
    . Insurance premium payments to Mr. Nyberg for a split-dollar life insurance policy. In 2000, this payment was $104,227.
    . Payment of a $200,000 special sign-on bonus to Mr. Amelio in July 2000 under the terms of his June 20, 2000 offer letter.
    . Matching contributions by the Company to the NCR Savings Plan for participating Named Executives. In 2000, NCR's matching contributions were $6,046, $6,563, $3,816, and $6,563 for Messrs. Nyberg, Bearman,
      Fano, and Hurd, respectively.
(5) Mr. Amelio joined NCR as its Executive Vice President and Chief Operating Officer of the Retail and Financial Group on July 10, 2000.

(6) Mr. Bearman joined NCR as its Senior Vice President and Chief Financial Officer on September 1, 1998.
(7) Mr. Hurd was promoted to his current position as NCR's Executive Vice President and Chief Operating Officer, Teradata Division, on July 10, 2000. From October 25, 1999 until that date, he was Senior Vice President, Teradata Solutions Group. From November 12, 1998 until October 25, 1999, he was Senior Vice President, National Accounts Solutions Group, at NCR.

Option Grants In 2000


                                    Individual Grants
                 -------------------------------------------------------
                   Number of  Percent of                        Grant
                    Shares      Total                            Date
                  Underlying   Options   Exercise              Present
                    Options   Granted to   Price   Expiration   Value
  Name            Granted (#) Employees  ($/Share)    Date      ($)(3)
--------         ------------ ---------- --------- ---------- ----------
  Lars Nyberg     280,000(1)    6.27%    38.90625   2/3/2010  $4,948,602
------------------------------------------------------------------------
  William Amelio  442,123(2)    9.92%    37.09375  7/10/2010  $7,344,444
------------------------------------------------------------------------
  David Bearman    60,000(1)    1.34%    38.90625   2/3/2010  $1,060,414
------------------------------------------------------------------------
  Tony Fano        60,000(1)    1.34%    38.90625   2/3/2010  $1,060,414
------------------------------------------------------------------------
  Mark Hurd        75,000(1)    1.68%    38.90625   2/3/2010  $1,325,518
                   50,000(2)    1.12%    39.0938    9/7/2010  $  869,730


(1) These are management options for NCR common stock under the NCR Management Stock Plan. They become exercisable in 33 1/3% increments over three years, provided the officer is still employed by NCR, with certain exceptions in the case of death, disability, or retirement.
(2) These are special options for NCR common stock under the NCR Management Stock Plan. They become exercisable in 33 1/3% increments over three years, provided the officer is still employed by NCR, with certain exceptions in the case of death, disability, or retirement.
(3) In accordance with SEC rules, we chose the Black-Scholes option pricing model to estimate the present value of the options on the grant date. NCR's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require certain assumptions to be made. The following assumptions were made for purposes of calculating the present values of the options listed above: volatility at 40%, dividend yield at 0%, an expected term of 5 years, and interest rate of 6.507%; however, with respect to the option grants to Messrs. Amelio and Hurd noted in footnote 2 above, the interest rate assumptions were 6.126% and 5.955%, respectively. The real value of the options in this table depends upon the actual performance of the NCR stock underlying the options during the applicable period.

Aggregated Option Exercises in 2000 and Year-End Values

                                                        Value of
                                        Unexercised   In-the-Money
                                      Options at Year  Options at
                                          End (#)     Year End ($)
                                     ---------------- -------------
                   Shares
                  Acquired
                     on      Value     Exercisable/   Exercisable/
                  Exercise  Realized   Unexercisable  Unexercisable
  Name(1)           (#)       ($)           (2)            (3)
-----------      --------- ---------  --------------  -------------
  Lars Nyberg        --        --         890,472      $10,274,320
                                          840,536      $ 6,456,542

-------------------------------------------------------------------
  William Amelio     --        --               0                0
                                          442,123      $ 5,319,292

-------------------------------------------------------------------
  David Bearman      --        --         102,084      $ 2,105,302
                                          137,292      $ 1,865,932

-------------------------------------------------------------------
  Tony Fano        17,427  431,591.50     151,047      $ 2,179,746
                                          104,647      $ 1,085,261

-------------------------------------------------------------------
  Mark Hurd        15,861  248,457.92      58,970      $   762,674
                                          209,971      $ 1,609,993


(1) None of the individuals in this table has stock appreciation rights.
(2) This column includes both options granted before and after the spinoff from AT&T. Options granted before the spinoff were granted with respect to AT&T common stock. To the extent these options were outstanding on December 31, 1996, they were replaced on January 2, 1997, with options for shares of NCR stock based on a conversion formula to preserve the economic value of the options at the time of the spinoff.
(3) The value of in-the-money options is calculated as the difference between the closing market price of NCR common stock underlying the NCR stock options as of December 31, 2000 ($49.125) and the exercise price of the option.

                               ----------------

Pension Plans

   The Company maintains a number of pension plans as part of the compensation and benefits it provides to its employees and executive officers. The plans covering NCR's Named Executives are summarized below.

   If Messrs. Nyberg, Amelio, Bearman, Fano, and Hurd continue in their current positions and retire at age 62, the estimated annual pensions payable to them from NCR's pension plans would be $969,861, $828,851, $212,553, $407,566, and $525,987, respectively. These amounts are straight-life annuity amounts although other optional forms of payment, some with reduced pensions, are available. Certain of NCR's nonqualified executive pension plan benefits are supported by a benefits trust, the assets of which are subject to the claims of NCR's creditors. In addition, except for the Officer Plan II (as defined below), benefits under NCR's pension plans are not subject to reductions for Social Security benefits or other offset amounts.

The NCR Pension Plan:

   The Company has a non-contributory pension plan called the NCR Pension Plan which covers all employees based in the U.S., including Messrs. Nyberg, Amelio, Bearman, Fano, and Hurd. The NCR Pension Plan pays a monthly pension benefit and a PensionPlus benefit. These benefits vest after five years of service or reaching age 65. The monthly pension benefit begins at age 62, or may be started between age 55 and 62 in a reduced amount. The PensionPlus benefit may be taken as a lump sum after termination of employment, or may be used to increase the monthly pension benefit.

   The monthly pension benefit is computed by multiplying the following three items: (1) the participant's years of service with the Company, (2) a factor between 1.4% and 1.7%, depending on the participant's total years of service, and (3) the participant's modified average pay. Modified average pay is the average annual base pay and bonus received during a participant's career, with an adjustment to update pay for earlier years when earnings typically were less.

   The PensionPlus benefit is computed as an account balance, although the account is for bookkeeping purposes only. The plan credits a participant's account with 1 1/2% of base pay and bonus, as well as interest credits on the account balance.

The NCR Nonqualified Excess Plan:

   Federal laws limit the amount of pay that may be considered under the NCR Pension Plan. The Company makes up the difference for senior managers with the NCR Nonqualified Excess Plan. The excess plan pays the additional pension benefits that would be paid under the NCR Pension Plan if the federal pay limits were not in effect. Messrs. Nyberg, Amelio, Bearman, Fano, and Hurd are covered by the excess plan.

NCR Mid-Career Hire Supplemental Pension Plan:

   NCR also maintains the NCR Mid-Career Hire Supplemental Pension Plan. This plan covers employees, including Messrs. Bearman and Amelio, who are hired by NCR for the first time at age 35 or over at specified management levels, and who terminate with at least five years of service at specified levels. The benefit is 1% of annual pay for each year worked for NCR, up to a maximum equal to the number of years between age 30 and the age on the date of hire with NCR.

Supplemental Retirement Plans:

   The Company also has two supplemental retirement plans for senior managers. The NCR Senior Executive Retirement, Death & Disability Plan (the "Officer Plan I") covers officers appointed before November 30, 1988, including Mr. Fano. The Retirement Plan for Officers of NCR (the "Officer Plan II") covers senior managers appointed to specified executive levels after November 30, 1988, including Messrs. Nyberg, Amelio, Bearman, and Hurd.

   The Officer Plan I pays monthly benefits of 4% of the final average monthly pay per year of a participant's service with the Company (up to a maximum of 15 years). Final average monthly pay is the participant's highest consecutive 36 months of pay in the last six years of employment, including salary, annual bonus, and 50% of certain long-term incentive awards. The pension begins at age 62, or may be started between age 55 and 62 in a reduced amount. The benefit is offset by the participant's Social Security primary insurance amount and any retirement or disability benefits paid under other NCR plans. The plan also pays disability and death benefits.

   Before January 1, 1997, the Officer Plan I contained a change in control provision that was triggered when NCR's stockholders approved the merger of NCR with a wholly-owned subsidiary of AT&T in 1991. Mr. Fano is entitled to benefits under the Officer Plan I that are enhanced by this change in control provision. The enhancement includes an additional five years of service, a guaranteed minimum pay for computing the pension, and the ability to begin receiving the pension at any time after age 50, with a more favorable reduction for early retirement.

   The Officer Plan II pays monthly benefits of 2.5% of career average monthly pay for service after becoming a plan participant. The pension begins at age 62, or may be started between age 55 and 62 in a reduced amount. The benefit is offset by the participant's retirement or disability benefits paid under other NCR plans except for the NCR Mid-Career Hire Supplemental Pension Plan. No benefit is payable if a participant terminates employment during the first year covered by the plan. No benefit is payable if a participant terminates employment before age 55, other than by death, with less than 10 years of NCR service. However, a participant will be entitled to plan benefits if employment is terminated after a change in control, as described in the NCR change in control severance plans (see the description of those plans under "Employment Agreements and Change in Control Arrangements"). The Officer Plan II also pays death benefits. Prior to 1997, participants in the Officer Plan II received annual awards of NCR restricted stock with a face value equal to 15% of base salary. The restricted stock vests at age 55, if the participant is employed with NCR until then, and becomes freely transferable at age 62.

Employment Agreements and Change in Control Arrangements

Agreement with Mr. Nyberg:

   When NCR spunoff from AT&T at the end of 1996, the Company assumed liability under three letter agreements already in effect between Mr. Nyberg and AT&T. The terms of these letter agreements were fulfilled prior to 2000. The Board of Directors entered into a new employment agreement with Mr. Nyberg effective June 1, 1999. This letter agreement provides for Mr. Nyberg's employment with the Company for a three-year period, through May 31, 2002.

   Mr. Nyberg's employment agreement renews automatically each year for an additional one-year term unless the Board or Mr. Nyberg gives at least 90 days prior notice. The agreement sets Mr. Nyberg's base salary and bonus opportunity under the NCR Management Incentive Plan, and extends his change in control agreement through May 31, 2002 (see discussion of this agreement below). Under the June 1999 agreement, Mr. Nyberg will receive severance benefits if his employment with the Company is terminated as a result of involuntary termination without cause, or voluntary termination for good reason, and he signs a release of all employment-related claims against the Company. In that event, the severance benefits would include (a) severance pay equal to the base pay that would be payable through May 31, 2002, or for two years after the date of termination, if greater, (b) payment of two times the target bonus under the NCR Management Incentive Plan, or the actual cash payment for the preceding calendar year if greater, plus a pro-rated amount for the portion of the bonus earned in the year of termination prior to the termination date, (c) continued medical insurance coverage for Mr. Nyberg and his eligible dependents until May 31, 2002, or two years after the date of termination, if longer, (d) life insurance and accidental death and dismemberment coverage for Mr. Nyberg at two times base pay, until May 31, 2002, or two years after the date of termination, if longer, and (e) continued financial counseling through the calendar year following the year in which termination occurs.

   The severance benefits under the employment agreement will not be paid if Mr. Nyberg is entitled to severance benefits under his change in control agreement. The severance benefits also will not be paid if Mr. Nyberg, during employment with the Company or within the 18 month period after termination of employment, either (a) works for a competitor of NCR, (b) encourages exempt employees of the Company to leave their employment, (c) solicits business with the Company's customers, or (d) discloses Company proprietary information.

Agreement with Mr. Amelio:

   Mr. Amelio received an offer letter from NCR when he joined NCR in 2000. The offer letter, dated June 20, 2000, specified his starting base salary and bonus opportunity under the NCR Management Incentive Plan, and his eligibility for annual option grants, employee benefit plans and retirement plans as routinely provided to officers at his level. Because he forfeited his 2000 bonus with his prior employer, his Management Incentive Plan bonus for 2000 was guaranteed to be at least $560,000, and this guaranteed amount was paid within thirty days of his first day of employment.

   Pursuant to the letter, Mr. Amelio also received a $200,000 sign-on bonus and initial awards of stock options and restricted stock, that in part compensated him for lost opportunity for equity incentives with his former employer. His initial stock option grant had a face value of $12,300,000 on the date of grant. His restricted stock award had a face value of $4,100,000 on the date granted. Both of these grants vest in three equal annual installments provided Mr. Amelio is still employed by NCR at such times. However, if Mr. Amelio voluntarily terminates his employment with NCR before full vesting of his restricted stock, additional shares will immediately vest if necessary to provide a guaranteed total number of vested restricted shares. The guaranteed number of shares will equal the number of shares represented by a face value of $1,500,000 on the date of grant, increased by a 10% imputed interest rate. If Mr. Amelio's employment is terminated involuntarily other than for cause, the restricted stock award will vest immediately and he will receive a cash payment equal to his annual base salary.

   In lieu of receiving a management stock option grant for 2001, Mr. Amelio also received a stock option grant with a face value of $4,100,000 on the date of grant, that vests in three equal annual installments provided Mr. Amelio is still employed by NCR at such times.

Agreement with Mr. Bearman:

   Mr. Bearman received an offer letter when he joined the Company in 1998. The offer letter, dated August 5, 1998, specified his starting base salary and bonus opportunity under the NCR Management Incentive Plan, and his eligibility for annual option grants, employee benefit plans and retirement plans as routinely provided to officers at his level. Pursuant to the letter, Mr. Bearman also received a $300,000 sign-on bonus and initial awards of stock options and restricted stock, that in part compensated him for lost opportunity for equity incentives with his former employer. His initial stock option grant had a face value of $3,275,000 on the date of grant, and vests over three years. His restricted stock award had a face value of $2,000,000 on the date granted, and vests over four years, except that the award will vest immediately if Mr. Bearman's employment with the Company is terminated involuntarily other than for cause.

Change in Control Arrangements:

   NCR has a Change in Control Severance Plan for Executive Officers. This plan, which terminates December 31, 2002, provides that executives officers may receive severance benefits if their employment with NCR is terminated as a result of involuntary termination without cause, or voluntary termination for good reason during the three years following certain events (such as an acquisition, merger or liquidation of the Company). These events are called "triggering events." An executive officer may also receive these benefits upon voluntary termination for any reason during the thirteenth month following the month in which the triggering event occurs. The severance benefits include (a) severance pay equal to base pay for three years, (b) payment of the target bonus under the NCR Management Incentive Plan for those three years, (c) reimbursement for any excise tax liability for the severance benefits under Internal Revenue Code Section 4999, (d) continued medical insurance coverage for the officer and eligible dependents and continued life insurance coverage for the officer, (e) outplacement services, and (f) financial counseling. In addition, the officer will be fully vested in any NCR stock options or other stock awards, and any accrued benefit under the Officer Plan II. The officer will no longer receive the severance pay if he or she becomes employed by NCR or an unrelated company. If the officer dies while receiving severance benefits, the benefits will continue to be paid to the officer's estate.

   NCR also has a change in control agreement with Mr. Nyberg that contains the same terms as the change in control plan for the executive officers. However, the severance payments for Mr. Nyberg also include payment of target long-term incentive bonuses for the severance pay period. Mr. Nyberg's change in control agreement terminates December 31, 2002.

                                 OTHER MATTERS
-------------------------------------------------------------------------------

   The Board of Directors does not know of any matters that will be brought before the annual meeting other than those listed in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed form of proxy will have discretion to vote in accordance with their best judgment.

                            ADDITIONAL INFORMATION
-------------------------------------------------------------------------------
Cost of Proxy Solicitation

   We will pay the expenses of soliciting proxies in connection with the annual meeting. Proxies may be solicited on our behalf through the mail, in person, by telephone, electronic transmission, or facsimile transmission. We have hired Georgeson Shareholder Communications, Inc., to assist in the solicitation of proxies, at an estimated cost of $17,000, plus reimbursement of reasonable out-of-pocket expenses. In accordance with the SEC and the New York Stock Exchange rules, NCR will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of NCR common stock.

Procedures for Stockholder Proposals and Nominations

   Under NCR's Bylaws, nominations for director may be made only by (1) the Board of Directors or a committee of the board, or (2) a stockholder entitled to vote who has delivered notice to the Company within 90 to 120 days before the first anniversary of last year's annual meeting.

   Our Bylaws also provide that business may not be brought before an annual meeting unless it is (1) specified in the notice of meeting (which includes stockholder proposals that the Company is required to include in its proxy statement under SEC Rule 14a-8), (2) brought before the meeting by or at the direction of the board, or (3) brought by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the Bylaws) within 90 to 120 days before the first anniversary of last year's annual meeting. In addition, you must comply with SEC Rule 14a-8 to have your proposal included in the Company's proxy statement.

   A copy of the full text of the Company's Bylaws may be obtained upon written request to the Corporate Secretary at the address provided above.

Stockholder Proposals for 2001 Annual Meeting

   Stockholders interested in presenting a proposal for consideration at NCR's annual meeting of stockholders in 2002 must follow the procedures found in SEC Rule 14a-8 and the Company's Bylaws. To be eligible for inclusion in the Company's 2002 proxy materials, all qualified proposals must be received by NCR's Corporate Secretary no later than November 7, 2001. Stockholder proposals submitted after that date but before January 21, 2002, may be presented at the annual meeting if such proposal complies with the Company's Bylaws, but will not be included in the Company's proxy materials. If a stockholder proposal is received after January 21, 2002 and is properly brought before the meeting, the persons named on the proxy card may vote in their discretion regarding such proposal all of the shares for which we have received proxies for the annual meeting.

   The above notice and proxy statement are sent by order of the Board of Directors.

                                                Laura K. Nyquist
                                                Corporate Secretary

Dated: March 7, 2001

                                  Appendix A

                                NCR CORPORATION

                                 AUDIT CHARTER

   The Audit and Finance Committee shall regularly review the adequacy of the Company's internal controls and financial reporting process and the scope and results of audits performed by the Company's independent accountants and the Internal Audit Department. The Audit and Finance Committee is the principal agent of the Board of Directors in assuring the independence of the Company's independent accountants, the integrity of management and the adequacy of disclosures to stockholders.

Committee Composition

   The membership of the Committee shall consist of at least three members of the Board of Directors, one of whom shall serve as Chairperson of the Committee. The Committee shall be comprised solely of independent directors as determined in accordance with NYSE rules.

   In accordance with NYSE rules, all members shall be "financially literate" and at least one member shall have accounting or related financial management expertise.

Committee Meetings

   The Audit and Finance Committee shall hold meetings at least four times each year and at any additional time as the Committee Chairperson or NCR's Chief Financial Officer deems necessary. The meetings will generally be held in January, April, July and October. The Committee may request that members of management and/or representatives of the independent accountants be present as needed in order to execute the Committee's primary responsibilities. The Committee will periodically meet separately with management, the General Counsel, independent accountants and Internal Audit.

Primary Committee Responsibilities

   1. Review the scope of audit coverage by both the independent accountants and Internal Audit, and the interrelationship between the two, including the audit approach, staffing and internal audit budget.

   2. Review the audited financial statements and notes (including Management's Discussion and Analysis) to be included in the Company's Annual Report on Form 10-K.

   3. Review with management and the independent accountants the quarterly financial results prior to the filing of the quarterly Form 10-Q.

   4. Discuss with the independent accountants any matters required to be communicated by the independent accountants to the Committee under SAS 61 and 71 or other such auditing standards that may in time modify, supplement or replace them.

   5. Ascertain that the independent accountants and management believe that the financial statements fairly present the financial position and results of operations, including the status of reserves and estimates, any judgments made, and that all required disclosures have been made.

   6. Review with the independent accountants, the internal auditors, and members of senior management as appropriate, results, opinions and significant recommendations of audits, and management's responses to the recommendations.

   7. Review significant new accounting pronouncements or reporting practices and understand their impact on the financial statements.

   8. Review and approve the engagement of the independent accountants for audit and non-audit services. Review with management the performance of the independent accountants and approve the fees paid to them for both audit and non-audit services.

   9. Annually, ensure the receipt of and review the formal written statement from independent accountants required under applicable standards and regulations delineating all relationships between the independent accountants and the Company, including all non-audit services performed by the independent accountants to consider what effect, if any, said activities could have on their independence. Discuss such reports with the independent accountants and, if so determined by the Committee, recommend that the Board take appropriate action to insure the independence of the independent accountants.

   10. Recommend to the Board of Directors the appointment of the independent accountants. The independent accountants are ultimately accountable to the Board of Directors and this Committee as representatives of stockholders. The Board, with the advice and recommendation of the Committee, has ultimate authority to select, evaluate and replace the independent accountants (as well as nominate for stockholder approval).

   11. Review with management the appointment, replacement or dismissal of the Director of Internal Audit.

   12. Review the overall internal control framework of the Company to assure the adequacy of internal controls and that the Company's financial accounting and reporting control processes generally conform to internationally accepted standards for internal control, including the security and controls surrounding assets and computerized information systems.

   13. Review the status of internal control recommendations made by the independent accountants and Internal Audit.

   14. Review with management and the General Counsel the status of any legal and regulatory matters that may result in a material financial impact on the Company's financial statements, including: the Company's compliance issues, threatened, pending, or ongoing litigation and outstanding matters with regulatory agencies.

   15. Report at the next meeting of the Board all significant items discussed at any Audit and Finance Committee meeting.

   16. Perform such other oversight functions that from time to time may be assigned to it by the Board.

   17. Conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain accountants or other professionals to assist in the conduct of any investigations.

   18. Review and reassess adequacy of the Audit Charter annually.

   19. Review and approve the Committee report and any other audit committee disclosure required by the SEC to be included in the Company's annual proxy statement.

   The Committee's responsibility is oversight, and it recognizes that the Company's management is responsible for preparing the Corporation's financial statements. Additionally, the Committee recognizes that financial management, (including the Internal Audit staff), as well as the independent accountants, have more knowledge and more detailed information about the Company than do the members of the Committee; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent accountants' work.

                                  Detach Here

 ...............................................................................

                                              2001 ANNUAL STOCKHOLDERS' MEETING
                                              RESERVATION REQUEST FORM

   If you plan to attend the 2001 Annual Stockholders' Meeting of NCR Corporation, please complete the following information and return to Laura K. Nyquist, Corporate Secretary, NCR Corporation, 1700 South Patterson Blvd., Dayton, Ohio 45479.


    Your name and address:           _____________________________

                                     _____________________________

                                     _____________________________

    Number of shares of NCR common stock you hold:

                                     _____________________________

   If the shares listed above are not registered in your name, identify the name of the registered stockholder below and include evidence that you beneficially own the shares.


    Registered stockholder:          _____________________________
    (name of your bank, broker, or other nominee)

                           THIS IS NOT A PROXY CARD

                       ANNUAL MEETING OF STOCKHOLDERS of
                                NCR CORPORATION

                                 April 18, 2001

Co.#________                                                   Acct.#___________
                           -------------------------
                           PROXY VOTING INSTRUCTIONS
                           -------------------------

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. NCR encourages you to use either of these cost-effective and convenient ways of voting.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES (1-800-776-9437) at any time and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET AT ANY TIME
-------------------------------
Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible. If you are voting by telephone or the Internet, please do not mail your proxy card.

YOUR CONTROL NUMBER IS ______________________________________

                Please Detach and Mail in the Envelope Provided

A [X] Please mark your        NCR's Board of Directors recommends a vote
      votes as in this                 "FOR" proposals 1 and 2.
      example.

1. Election of         FOR ALL            WITHHOLD        Class B Nominees:
   Class B        nominees listed at      FROM ALL          Linda Fayne Levinson
                right (except as marked   nominees          James R. Long
                   to the contrary)
                         [_]                [_]

2. Approval of the appointment of       FOR   AGAINST  ABSTAIN
   PricewaterhouseCoopers LLP as the    [_]     [_]      [_]
   Company's independent accountants
   for 2001.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike out that nominee's name in the list at right.

                                    Voting Limitations on Other Side of Card [_]
                     Discontinue Annual Report and Proxy Statement Mailings; [_]
                                                           Duplicate Account

Signature__________________ Date_____ Signature__________________ Date_________

NOTE: If you attend the meeting and decide to vote by ballot, your ballot will supersede this proxy. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which are you signing.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike out that nominee's name in the list at right.

                                    Voting Limitations on Other Side of Card [_]
                     Discontinue Annual Report and Proxy Statement Mailings; [_]
                                                           Duplicate Account

Signature__________________ Date_____ Signature__________________ Date_________

NOTE: If you attend the meeting and decide to vote by ballot, your ballot will supersede this proxy. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which are you signing.

Source: Email to stockholders consenting to electronic delivery
Date:   March 7, 2001

The annual meeting of stockholders of NCR Corporation will be held on April 18, 2001, for stockholders of record as of February 5, 2001. You may vote XXX shares of NCR common stock as of the record date. Your control number to vote via the Internet at www.voteproxy.com or via telephone at 1-800-proxies (1-800-776-9437) is [11 digit number].

You may view the company's proxy materials for the 2001 Annual Meeting by going to the following Internet sites:

-  Annual Report: http://www.ncr.com/investors/annual_report00
-  Notice of Annual Meeting and Proxy Statement:
   http://www.ncr.com/investors/proxy_statement00a.htm

You may also request printed copies of these materials by calling NCR Investor Relations at (937) 445-5905.

Note: There are no charges to you for these services, however, there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies. Such costs, if any, are your responsibility.

Source: Internet Proxy Voting site for registered stockholders
       (http://www.voteproxy.com)


American Stock Transfer & Trust Company's Internet Voting System allows you to vote your proxy at your convenience.

Please enter your 11 digit control number: [     ] [CLICK TO SUBMIT]

                                NCR Corporation

Meeting to be held on 04/18/2001 for shareholders of record as of 02/05/2001.

                           Proxy Voting Instructions:

Your Internet vote is subject to the same terms and conditions as indicated on your proxy card and authorizes the named proxies to vote according to your instructions at the meeting.

Please select one of the following options:

     [___] Vote all proposals in accordance with the Board of Directors' recommendations

     [___] Vote each proposal individually

                                    [SUBMIT]

Please vote on each proposal by clicking on the box that indicates your vote for the proposal. When you have finished, click on the submit button. You may also vote for or withhold from all directors at one time by clicking the For All or Withhold From All button respectively.

          [___] For All    [___] Withhold from All

     Election of Directors                            Ballot

Linda Fayne Levinson                        [___] For   [___] Withhold

James R. Long                               [___] For   [___] Withhold

             Proposal                                      Ballot

2. Approval of the appointment of                [___] For   [___] Against
   PricewaterhouseCoopers LLP as the             [___] Abstain
   Company's independent accountants for 2001.

[___] I will be attending the annual meeting

                            [VOTE NOW]   [RESET]
                            ----------   -------

You voted for:

     [Name of Directors]

     [2. Approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001.]

Please click cancel to revise your vote.

                               [OK]  [CANCEL]

Thank you for voting with American Stock Transfer & Trust Company's Internet Voting System.

                  We have recorded your vote for the meeting.
         To receive confirmation please enter your email address below.

                                [email, please]

To enroll in the NCR Corporation paperless annual report and proxy consent program, please click here. You will need the account number and company number listed on your proxy card.

Welcome to American Stock Transfer & Trust Company's telephonic proxy voting system. To utilize this service, you must have a touch-tone phone. If you do not have a touch-tone phone, please mail your proxy in the business reply envelope that accompanied the proxy material.

Please enter the 11 digit control number that is indicated on your proxy card. [Pause]

The control number you entered indicates you are a shareholder of NCR
Corporation.

If you wish to vote in accordance with management's recommendations, press 1. If you wish to vote on each proposal individually, press 2.

[Selection 1]
You have elected to vote in accordance with management's recommendations. If this is correct, press 1.
If this is incorrect, press 2.

[Selection 2]
You have elected to vote on each proposal individually. The first proposal to be voted upon is the election of directors. You may cast your vote for all directors or you may withhold authority to vote for all directors. If you wish to withhold authority to vote for a particular director, you must vote by mail. To vote for all directors, press 1. To withhold authority to vote from all directors, press 2.

     [Selection 1]
     You have selected to vote for all directors.
     If this is correct, press 1.
     If this is incorrect, press 2.

     [Selection 2]
     You have elected to withhold authority to vote for all directors. If this is correct, press 1.
     If this is incorrect, press 2.

The last proposal to be voted on is proposal number 2. You may vote for or against the proposal, or you may abstain.
To vote for the proposal, press 1.
To vote against the proposal, press 2
To abstain, press 3.

     [Selection 1]
     You have elected to vote in favor of this proposal.
     If this is correct, press 1.
     If this is incorrect, press 2.

     [Selection 2]
     You have elected to vote against this proposal.
     If this is correct, press 1.
     If this is incorrect, press 2.

     [Selection 3]
     You have elected to abstain on this proposal.
     If this is correct, press 1.
     If this is incorrect, press 2.

Your vote is confirmed.

Thank you for using the American Stock Transfer & Trust Company telephonic proxy voting system for NCR Corporation. If you wish to vote on a proxy for another company, press one. Otherwise, please hang up.